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                                                                  Exhibit 23(b)

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of our reports dated March 14, 2000 relating to the consolidated financial statements and financial statement schedules, which appear in Post Properties, Inc.'s and Post Apartment Homes, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1999.



/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

December 13, 2000





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